UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2016

ALLIANCE FIBER OPTIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31857	77-0554122
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

275 Gibraltar Drive, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 736-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 7, 2016, Alliance Fiber Optic Products, Inc. (“AFOP”) issued a press release announcing certain preliminary financial results for the first fiscal quarter ended March 31, 2016. A copy of the press release is furnished herewith as Exhibit 99.1.

Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced. Neither this communication nor the information incorporated herein by reference is an offer to purchase or a solicitation of an offer to sell any shares or any other securities of AFOP. On the commencement date of the tender offer, Apricot Merger Company and Corning Incorporated will file a Tender Offer Statement on Schedule TO (“Schedule TO”), including an offer to purchase, a letter of transmittal and related documents, with the United States Securities and Exchange Commission (the “SEC”). Thereafter, AFOP will file a Solicitation/Recommendation Statement on Schedule 14D-9 (“Schedule 14D-9”) with the SEC. Security holders are urged to read, carefully and in their entirety, both the Schedule TO and the Schedule 14D-9 regarding the tender offer, each as may be amended from time to time, and any other documents relating to the tender offer that are filed with the SEC, when they become available because they will contain important information relevant to making any decision regarding tendering shares. These materials will be made available free of charge on the “Investor Relations” section of AFOP’s website at http://investor.afop.com/sec.cfm when available. In addition, all of these materials (and all other materials filed by AFOP with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Security holders may also obtain free copies of the documents filed by AFOP with the SEC by contacting Investor Relations at AFOP at 275 Gibraltar Drive, Sunnyvale, California 94089; telephone number (408) 736-6900.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press release issued by Alliance Fiber Optic Products, Inc. dated April 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2016

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By	/s/ Peter C. Chang
Name: Peter C. Chang
Title: President and Chief Executive Officer

ALLIANCE FIBER OPTIC PRODUCTS, INC.
EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release issued by Alliance Fiber Optic Products, Inc. dated April 7, 2016.